EXHIBIT e.2

                        FORM OF SALES AGREEMENT BETWEEN
                PHOENIX EQUITY PLANNING CORPORATION AND DEALERS

[logo] PHOENIX
       INVESTMENT PARTNERS


                       PHOENIX EQUITY PLANNING CORPORATION
                                 56 Prospect St.
                                 P.O. Box 150480
                             Hartford, CT 06115-0480

PHOENIX FUNDS
SALES AGREEMENT

To:   Dealer Name
                  --------------------------------------------------------------

      Address
             -------------------------------------------------------------------

             -------------------------------------------------------------------


      City, State, Zip
                       ---------------------------------------------------------

      Attention
               -----------------------------------------------------------------

      Telephone Number
                       ---------------------------------------------------------


Phoenix Equity Planning Corporation ("PEPCO", "we", "us", or "our") invites you to participate in the sale and distribution of shares of registered investment companies (which shall collectively be referred to hereinafter as the "Funds") for which we are national distributor or principal underwriter, and which may be listed in Annex A hereto which such Annex may be amended by us from time to time. Upon acceptance of this agreement by PEPCO, you may offer and sell shares of each of the Funds (hereafter "Shares") subject, however, to the terms and conditions hereof including our right to suspend or cease the sale of such shares. For the purposes hereof, the above referenced dealer shall be referred to as "you".

1. You understand and agree that in all sales of Shares to the public, you shall act as dealer for your own account. All purchase orders and applications are subject to acceptance or rejection by us in our sole discretion and are effective only upon confirmation by us. Each purchase will be deemed to have been consummated in our principal office subject to our acceptance and effective only upon confirmation to you by us.

2. You agree that all purchases of Shares by you shall be made only for the purpose of covering purchase orders already received from your customers (who may be any person other than a securities dealer or broker) or for your own bona-fide investment.

3. You shall offer and sell Shares purchased pursuant to this agreement for the purpose of covering purchase orders of your customers, to the extent applicable, (a) at the current public offering price ("Offering Price") for Class A Shares or (b) at the Net Asset Value for Class B and Class C shares as set forth in the current prospectus of each of the funds. The offer and sale of Class B Shares by you is subject to Annex B hereto, "Compliance Standards for the Sale of the Phoenix Funds Under Their Alternative Purchase Arrangements".

4. You shall pay us for Shares purchased within three (3) business days of the date of our confirmation to you of such purchase or within such time as required by applicable rule or law. The purchase price shall be
       (a) the Offering Price, less only the applicable dealer discount (Dealer Discount) for Class A Shares, if applicable, or (b) the Net Asset Value, less only the applicable sales commission (Sales Commission) for Class B or Class C Shares, if applicable, as set forth in the current prospectus at the time the purchase is received by us. We have the right, without notice, to cancel any order for which payment of good and sufficient funds has not been received by us as provided in this paragraph, in which case you may be held responsible for any loss suffered by us resulting from your failure to make payment as aforesaid.

5. You understand and agree that any Dealer Discount, Sales Commission or fee is subject to change from time to time without prior notice. Any orders placed after the effective date of any such change shall be subject to the Dealer Discount or Sales Commission in effect at the time such order is received by us.

6. You understand and agree that Shares purchased by you under this Agreement will not be delivered until payment of good and sufficient funds has been received by us. Delivery of Shares will be made by credit to a shareholder open account unless delivery of certificates is specified in the purchase order. In order to avoid unnecessary delay, it is understood that, at your request, any Shares resold by you to one of your customers will be delivered (whether by credit to a shareholder open account or by delivery of certificates) in the name of your customer.

7. You understand that on all purchases of Shares to which the terms of this Agreement are applicable by a shareholder for whom you are dealer of record, we will pay you an amount equal to the Dealer Discount, Sales Commission or fees which would have been paid to you with respect to such Shares if such Shares had been purchased through you. You understand and agree that the dealer of record for this purpose shall be the dealer through whom such shareholder most recently purchased Shares of such fund, unless the shareholder or you have instructed us otherwise. You understand that all amounts payable to you under this paragraph and currently payable under this agreement will be paid as of the end of the month unless specified otherwise for the total amount of Shares to which this paragraph is applicable but may be paid more frequently as we may determine in our discretion. Your request for Dealer Discount or Sales Commission reclaims will be considered if adequate verification and documentation of the purchase in question is supplied to us, and the reclaim is requested within three years of such purchase.

8. We appoint the transfer agent (or identified sub-transfer agent) for each of the Funds as our agent to execute the purchase transaction of Shares and to confirm such purchases to your customers on your behalf, and you guarantee the legal capacity of your customers so purchasing such Shares. You further understand that if a customer's account is established without the customer signing the application form, you hereby represent that the instructions relating to the registration and shareholder options selected (whether on the application form, in some other document or orally) are in accordance with the customer's instructions and you agree to indemnify the Funds, the transfer agent (or identified sub-transfer agent) and us for any loss or liability resulting from acting upon such instructions.

9. Upon the purchase of Class A Shares pursuant to a Letter of Intent, you will promptly return to us any excess of the Dealer Discount previously allowed or paid to you over that allowable in respect to such larger purchases.

10. Unless at the time of transmitting a purchase order you advise us to the contrary, we may consider that the investor owns no other Shares and may further assume that the investor is not entitled to any lower sales charge than that accorded to a single transaction in the amount of the purchase order, as set forth in the current prospectus.

11. You understand and agree that if any Shares purchased by you under the terms of this Agreement are, within seven (7) business days after the date of our confirmation to you of the original purchase order for such Shares, repurchased by us as agent for such fund or are tendered to such fund for redemption, you shall forfeit the right to, and shall promptly pay over to us the amount of, any Dealer Discount or Sales Commission allowed to you with respect to such Shares. We will notify you of such repurchase or redemption within ten (10) days of the date upon which certificates are delivered to us or to such fund or the date upon which the holder of Shares held in a shareholder open account places or causes to be placed with us or with such fund an order to have such shares repurchased or redeemed.

12. You agree that, in the case of any repurchase of any Shares made more than seven (7) business days after confirmation by us of any purchase of such Shares, except in the case of Shares purchased from you by us for your own bona fide investment, you will act only as agent for the holders of such Shares and will place the orders for repurchase only with us. It is understood that you may charge the holder of such Shares a fair commission for handling the transaction.

13. Our obligations to you under this Agreement are subject to all the provisions of the respective distribution agreements entered into between us and each of the Funds. You understand and agree that in performing your services under this agreement you are acting in the capacity of an independent contractor, and we are in no way responsible for the manner of your performance or for any of your acts or omissions in connection therewith. Nothing in the Agreement shall be construed to constitute you or any of your agents, employees, or representatives as our agent, partner or employee, or the agent, partner of employee of any of the Funds.

       In connection with the sale and distribution of shares of Phoenix Funds, you agree to indemnify and hold us and our affiliates, employees, and/or officers harmless from any damage or expense as a result of (a) the negligence, misconduct or wrongful act by you or any employee, representative, or agent of yours and/or (b) any actual or alleged violation of any securities laws, regulations or orders. Any indebtedness or obligation of yours to us whether arising hereunder or otherwise, and any liabilities incurred or moneys paid by us to any person as a result of any misrepresentation, wrongful or unauthorized act or omission, negligence of, or failure of you or your employees, representatives or agents to comply with the Sales Agreement, shall be set off against any compensation payable under this agreement. Any differential between such expenses and compensation payable hereunder shall be payable to us upon demand. The terms of this provision shall not be impaired by the termination of this agreement.

       In connection with the sale and distribution of shares of Phoenix Funds, we agree to indemnify and hold you harmless from any damage or expense on account of the gross and willful negligence, misconduct or wrongful act of us or any employee, representative, or agent of ours which arises out of or is based upon any untrue statement or alleged untrue statement of material fact, or the omission or alleged omission of a material fact in:
       (i) any registration statement, including any prospectus or any post-effective amendment thereto; or (ii) any material prepared and/or supplied by us for use in conjunction with the offer or sale of Phoenix Funds; or (iii) any state registration or other document filed in any state or jurisdiction in order to qualify any Fund under the securities laws of such state or jurisdiction. The terms of this provision shall not be impaired by the termination of this agreement.

14. We will supply you with reasonable quantities of the current prospectus, periodic reports to shareholders, and sales materials for each of the Funds. You agree not to use any other advertising or sales material relating to the sale of shares of any of the Funds unless other advertising or sales material is pre-approved in writing by us.

15. You agree to offer and sell Shares only in accordance with the terms and conditions of the then current prospectus of each of the Funds and subject to the provisions of this Agreement, and you will make no representations not contained in any such prospectus or any authorized supplemental sales material supplied by us. You agree to use your best efforts in the development and promotion of sales of the Shares covered by this Agreement, and agree to be responsible for the proper instruction, training and supervision of all sales representatives employed by you in order that such Shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. All expenses incurred by you in connection with your activities under this Agreement shall be borne by you. In consideration for the extension of the right to exercise telephone exchange and redemption privileges to you and your registered representatives, you agree to bear the risk of any loss resulting from any unauthorized telephone exchange or redemption instructions from you or your registered representatives. In the event we determine to refund any amounts paid by any investor by reason of such violation on your part, you shall forfeit the right to, and pay over to us, the amount of any Dealer Discount or Sales Commission allowed to you with respect to the transaction for which the refund is made.

16. You represent that you are properly registered as a broker or dealer under the Securities and Exchange Act of 1934 and are member of the National Association of Securities Dealers, Inc. (NASD) and agree to maintain membership in the NASD or in the alternative, that you are a foreign dealer not eligible for membership in the NASD. You agree to notify us promptly of any change, termination or suspension of the foregoing status. You agree to abide by all the rules and regulations of the NASD, including NASD Conduct Rule 2830, which is incorporated herein by reference as if set forth in full. You further agree to comply with all applicable state and Federal laws and the rules and regulations of applicable regulatory agencies. You further agree that you will not sell, or offer for sale, Shares in any jurisdiction in which such Shares have not been duly registered or qualified for sale. You agree to promptly notify us with respect to (a) the initiation and disposition of any formal disciplinary action by the NASD or any other agency or instrumentality having jurisdiction with respect to the subject matter hereof against you or any of your employees or agents; (b) the issuance of any form of deficiency notice by the NASD or any such agency regarding your training, supervision or sales practices; and (c) the effectuation of any consensual order with respect thereto.

17. Either party may terminate this agreement for any reason by written or electronic notice to the other party which termination shall become effective fifteen (15) days after the date of mailing or electronically transmitting such notice to the other party. We may also terminate this agreement for cause or as a result of a violation by you, as determined by us in our discretion, of any of the provisions of this Agreement, said termination to be effective on the date of mailing written or electronic notice to you of the same. Without limiting the generality of the foregoing, your own expulsion from the NASD will automatically terminate this Agreement without notice. Your suspension from the NASD or violation of applicable state or Federal laws or rules and regulations of applicable regulatory agencies will terminate this Agreement effective upon the date of our mailing written notice or transmitting electronic notice to you of such termination. Our failure to terminate this Agreement for any cause shall not constitute a waiver of our right to so terminate at a later date.

18. All communications and notices to you or us shall be sent to the addresses set forth at the beginning of this Agreement or to such other address as may be specified in writing from time to time.

19. PEPCO agrees to comply with all laws, rules, regulations, and ordinances relating to privacy, confidentiality, security, data security, and the handling of customer information which may from time to time be established. PEPCO agrees not to disclose or use any consumer nonpublic personal information (including nonpublic personal financial information and nonpublic personal health information), which may be supplied by you to PEPCO in performance under this Agreement other than to: a) carry out the purpose for which the information was provided; and b) to use or disclose the information as otherwise permitted or required by law. You agree to comply with all laws, rules, regulations, and ordinances relating to privacy, confidentiality, security, data security, and the handling of customer information which may from time to time be established. You agree not to disclose or use any consumer nonpublic personal information (including nonpublic personal financial information and nonpublic personal health information), which may be supplied by PEPCO to you in performance under this Agreement other than to: a) carry out the purpose for which the information was provided; and b) to use or disclose the information as otherwise permitted or required by law. This provision will survive and continue in full force and effect after the termination of this Agreement.

20. This agreement shall become effective upon the date of its acceptance by us as set forth herein. This agreement may be amended by PEPCO from time to time. This Agreement and all rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Connecticut. This agreement is not assignable or transferable, except that we may assign or transfer this agreement to any successor distributor of the Shares described herein.

       ACCEPTED ON BEHALF OF                         ACCEPTED ON BEHALF OF
       PHOENIX EQUITY PLANNING
       CORPORATION:                                  __________________________________
                                                     Name of Dealer Firm

       Date _________________________                Date _____________________________

       By ___________________________                By _______________________________

       Name   John F. Sharry                         Print Name _______________________
           --------------------------

       Title  President, Private Client Group        Print Title ______________________
              -------------------------------
                                                     NASD CRD Number __________________


                                                                                                   AMENDED ANNEX A - AUGUST 2003
[Logo] PHOENIX                                                                                     PHOENIX FUNDS SALES AGREEMENT
       INVESTMENT PARTNERS                                                                   PHOENIX EQUITY PLANNING CORPORATION

--------------------------------------------------------------------------------------------------------------------------------
                                             MUTUAL FUNDS AND AVAILABLE SHARE CLASSES
--------------------------------------------------------------------------------------------------------------------------------


ABERDEEN                                                               KAYNE ANDERSON RUDNICK
--------                                                               -----------------------
Phoenix-Aberdeen International Fund                        A B C       Phoenix-Kayne California Intermediate Tax-Free     X
Phoenix-Aberdeen Worldwide Opportunities Fund              A B C       Bond Fund
                                                                       Phoenix-Kayne Intermediate Total Return Bond       X
DUFF & PHELPS                                                          Fund
-------------                                                          Phoenix-Kayne International Fund                   A B C X
Phoenix-Duff & Phelps Core Bond Fund                       A B C       Phoenix-Kayne Large Cap Fund                       A B C X
Phoenix-Duff & Phelps Real Estate Securities Fund          A B C       Phoenix-Kayne Small-Mid Cap Fund                   A B C X

ENGEMANN
--------                                                               OAKHURST(SM)
Phoenix-Engemann Aggressive Growth Fund                    A B C       ----------
Phoenix-Engemann Balanced Return Fund                      A B C       Phoenix-Oakhurst Balanced Fund                     A B
Phoenix-Engemann Capital Growth Fund                       A B         Phoenix-Oakhurst Growth & Income Fund              A B C
Phoenix-Engemann Focus Growth Fund                         A B C       Phoenix-Oakhurst Income & Growth Fund              A B C
Phoenix-Engemann Nifty Fifty Fund                          A B C       Phoenix-Oakhurst Managed Assets *                  A B C
Phoenix-Engemann Small & Mid-Cap Growth Fund               A B C       Phoenix-Oakhurst Strategic Allocation Fund         A B
                                                                       Phoenix-Oakhurst Strategy Fund *                   A B C
GOODWIN(SM)
-----------
Phoenix-Goodwin California Tax Exempt Bond Fund            A B         PHOENIX DUFF & PHELPS
Phoenix-Goodwin Emerging Markets Bond Fund                 A B C       ---------------------
Phoenix-Goodwin High Yield Fund                            A B C       INSTITUTIONAL MUTUAL FUNDS
Phoenix-Goodwin Money Market Fund                          A B         --------------------------
Phoenix-Goodwin Multi-Sector Fixed Income Fund             A B C       Growth Stock Portfolio                             X Y
Phoenix-Goodwin Multi-Sector Short Term Bond               A B C T     Managed Bond Portfolio                             X Y
Fund
Phoenix-Goodwin Tax Exempt Bond Fund                       A B         PHOENIX
                                                                       -------
SENECA                                                                 Phoenix Market Neutral Fund *                      A B C
------
Phoenix-Seneca Bond Fund                                   A B C X     PHOENIX PARTNER SELECT FUNDS
Phoenix-Seneca Growth Fund                                 A B C X     ----------------------------
Phoenix-Seneca Mid-Cap EDGE(SM) Fund                       A B C X     Phoenix Partner Select Wealth Builder Fund **      A C
Phoenix-Seneca Real Estate Securities Fund                 A B C X     Phoenix Partner Select Wealth Guardian Fund **     A C
Phoenix-Seneca Strategic Theme Fund                        A B C
Phoenix-Seneca Tax Sensitive Growth Fund                   A B C X     HOLLISTER(SM)
                                                                       ---------
                                                                       Phoenix-Hollister Appreciation Fund *              A B C
                                                                       Phoenix-Hollister Small Cap Value Fund             A B C
                                                                       Phoenix-Hollister Value Equity Fund                A B C



PHOENIX EQUITY PLANNING CORPORATION, 56 PROSPECT ST., P.O. BOX 150479, HARTFORD, CT 06115-0479
--------------------------------------------------------------------------------------------------------------------------------
                        MARKETING: (800) 243-4361                       CUSTOMER SERVICE: (800) 243-1574
--------------------------------------------------------------------------------------------------------------------------------

Phoenix Equity Planning Corporation ("PEPCO"), principal underwriter of the Phoenix mutual funds, from its own profits and resources, may sponsor training and educational meetings, and may provide additional compensation in the form of trips, merchandise or expense reimbursement. Dealers other than PEPCO may also make customary additional charges for their services in effecting purchases, if they notify the Funds of their intention to do so. Applicable waivers of Class A sales charges and Class B and C contingent deferred sales charges are described in the prospectus.

* The Phoenix Market Neutral Fund, Phoenix-Hollister Appreciation Fund, Phoenix-Oakhurst Managed Assets, and the Phoenix-Oakhurst Strategy Fund currently operate under a separate sales load and dealer compensation schedule for Class B and C shares only. Please refer to the last page of this Annex A for details.

** The Phoenix Partner Select Funds are funds-of-funds. Compensation is only payable on sales or the Partner Select Funds as described herein. No dealer compensation is payable on the underlying funds in which the Partner Select Funds invest.

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CLASS A SHARES
--------------------------------------------------------------------------------

DEALER CONCESSION:           CLASS A SHARES (ALL EQUITY & BALANCED FUNDS)

                                                    DEALER DISCOUNT
                                    SALES CHARGE     OR AGENCY FEE
     AMOUNT OF                    AS PERCENTAGE OF AS PERCENTAGE OF
     TRANSACTION:                  OFFERING PRICE   OFFERING PRICE

     Less than $50,000                 5.75%             5.25%
     $50,000 but under $100,000        4.75              4.25
     $100,000 but under $250,000       3.75              3.25
     $250,000 but under $500,000       2.75              2.25
     $500,000 but under $1,000,000     2.00              1.75
     $1,000,000 or more                None              None


                                CLASS A SHARES (ALL FIXED INCOME FUNDS    GOODWIN MULTI-SECTOR SHORT TERM
                                      EXCEPT GOODWIN MONEY MARKET                  CLASS A SHARES
                                 FUND* & GOODWIN MULTI-SECTOR ST BOND)

                                                    DEALER DISCOUNT                       DEALER DISCOUNT
                                    SALES CHARGE     OR AGENCY FEE        SALES CHARGE     OR AGENCY FEE
     AMOUNT OF                    AS PERCENTAGE OF  AS PERCENTAGE OF    AS PERCENTAGE OF  AS PERCENTAGE OF
     TRANSACTION:                  OFFERING PRICE    OFFERING PRICE       OFFERING PRICE   OFFERING PRICE

     Less than $50,000                 4.75%             4.25%                2.25%            2.00%
     $50,000 but under $100,000        4.50              4.00                 1.25             1.00
     $100,000 but under $250,000       3.50              3.00                 1.00             1.00
     $250,000 but under $500,000       2.75              2.25                 1.00             1.00
     $500,000 but under $1,000,000     2.00              1.75                 0.75             0.75
     $1,000,000 or more                None              None                 None             None

*Shares of the Phoenix-Goodwin Money Market Fund are offered to the public at their constant net asset value of $1.00 per share with no sales charge or dealer discount.

SERVICE FEE: 0.25% For providing shareholder services such as responding to shareholder inquiries; processing redemptions; changing dividend options, account designations, and addresses; transmitting proxy statements, annual reports, prospectuses and other correspondence from the Funds to shareholders; and providing such other information and assistance to shareholders as may be reasonably requested by such shareholders, PEPCO intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class A shares (except Phoenix-Goodwin Money Market
Fund) sold by such dealers and remaining on the Funds' books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more in a Fund Class to qualify for payment in that Fund Class.

$1 MILLION NAV SALES FINDER'S FEE: 1% From its own profits and resources, PEPCO intends to pay 1% to dealers who are responsible for Class A share purchases of $1 million or more. If all or part of such purchases are subsequently redeemed within one year of the investment date, the dealer will refund to PEPCO the full $1 Million NAV Sales Finder's Fee paid. The $1 Million NAV Sales Finder's Fee is not paid on purchases eligible for the Qualified Plan Finder's Fee (see below) or on purchases of the Phoenix-Goodwin Money Market Fund.

CDSC: A contingent deferred sales charge of 1% applies on certain redemptions made within 12 months following purchases of Class A shares of the Phoenix-Goodwin Multi-Sector Short Term Bond Fund of $1 million of more made without a sales charge.

QUALIFIED PLAN FINDER'S FEE: 1% From its own profits and resources, PEPCO intends to pay dealers an amount equal to 1% of Class A shares purchases by an account held in the name of a qualified employee benefit plan with at least 100 eligible employees. If all or part of such purchases are subsequently redeemed within one year of the investment date, the dealer will refund to PEPCO the full Qualified Plan Finder's Fee paid. The Qualified Plan Finder's Fee is not paid on purchases eligible for the $1 Million NAV Sales Finder's Fee (see above) or on purchases of the Phoenix-Goodwin Money Market Fund.

PHOENIX MARKET NEUTRAL, PHOENIX-HOLLISTER APPRECIATION, PHOENIX-OAKHURST MANAGED ASSETS, PHOENIX-OAKHURST STRATEGY FUNDS - CLASS A SHARE $1 MILLION DOLLAR NAV SALE FINDER'S FEE: 1% From its own profits and resources, PEPCO intends to pay 1% to dealers who are responsible for Class A share purchases of $1 million or more and for purchases at net asset value made by unallocated accounts held by third party administrators, registered investment advisers, trust companies, and bank trust departments which exercise discretionary authority or hold accounts in fiduciary, agency, custodial or similar capacity if in the aggregate such accounts equal or exceed $1 million and by retirement plans with assets of $1 million or more or at least 50 eligible employees. NO INITIAL SALES CHARGE APPLIES ON THESE INVESTMENTS; HOWEVER, if all or part of such purchases are subsequently redeemed within one year of the investment date, the dealer will refund to PEPCO the full $1 Million NAV Sales Finder's Fee paid.

--------------------------------------------------------------------------------
CLASS B SHARES *
--------------------------------------------------------------------------------

                         CLASS B SHARES (EXCEPT PHOENIX-GOODWIN           PHOENIX-GOODWIN MULTI-SECTOR
                           MULTI-SECTOR SHORT TERM BOND FUND)                 SHORT TERM BOND FUND

SALES COMMISSION:                          4.0%                                        2.0%

CDSC: 1% - 5% Dealers maintaining omnibus accounts, upon redemption of a customer account within the time frames specified below, shall charge such customer account the appropriate contingent deferred sales charge as indicated and shall forward the proceeds to PEPCO.


   YEARS SINCE              CONTINGENT DEFERRED         CONTINGENT DEFERRED
   EACH PURCHASE:              SALES CHARGE:               SALES CHARGE:

       First                        5.0%                        2.0%
       Second                       4.0                         1.5
       Third                        3.0                         1.0
       Fourth                       2.0                         0.0
       Fifth                        2.0                         0.0
       Sixth                        0.0                         0.0

SERVICE FEE: 0.25% For providing shareholder services such as responding to shareholder inquiries; processing redemptions; changing dividend options, account designations, and addresses; transmitting proxy statements, annual reports, prospectuses and other correspondence from the Funds to shareholders; and providing such other information and assistance to shareholders as may be reasonably requested by such shareholders, PEPCO intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class B shares (except Phoenix-Goodwin Money Market
Fund) sold by such dealers and remaining on the Funds' books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more in a Fund Class to qualify for payment in that Fund Class. The Class B Service Fee is paid beginning in the 13th month following each purchase.

--------------------------------------------------------------------------------
CLASS C SHARES *
--------------------------------------------------------------------------------

SALES COMMISSION:          1% for all Class C Funds except Phoenix-Goodwin Multi-Sector Short Term Bond Fund
                           0% for Phoenix-Goodwin Multi-Sector Short Term Bond Fund
                           For exchanges from Phoenix-Goodwin Multi-Sector Short Term Bond Fund Class C to other
                           Class C shares, the dealer will receive 1% sales commission on the exchanged amount.

CDSC: 1% Dealers maintaining omnibus accounts, upon redemption of a customer account within the time frames specified below, shall charge such customer account the appropriate contingent deferred sales charge as indicated and shall forward the proceeds to PEPCO. The CDSC on Class C shares is 1% for one year from each purchase. There is no CDSC on the Phoenix-Goodwin Multi-Sector Short Term Bond Fund.

DISTRIBUTION FEE: 0.25% - 0.75% PEPCO intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.25% annually for Phoenix-Goodwin Multi-Sector Short Term Bond Fund and 0.75% annually for all other Class C Funds, based on the average daily net asset value of Class C shares sold by such dealers and remaining on the Funds' books during the period in which the fee is calculated. The Class C Trail Fee is paid beginning in the 13th month following each purchase except for the Phoenix-Goodwin Multi-Sector Short Term Bond Fund. There is no hold for the Class C Trail Fee for the Phoenix-Goodwin Multi-Sector Short Term Bond Fund.

SERVICE FEE: 0.25% For providing shareholder services such as responding to shareholder inquiries; processing redemptions; changing dividend options, account designations, and addresses; transmitting proxy statements, annual reports, prospectuses and other correspondence from the Funds to shareholders; and providing such other information and assistance to shareholders as may be reasonably requested by such shareholders, PEPCO intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class C shares sold by such dealers and remaining on the Funds' books during the period in which the fee is calculated. The Class C Service Fee is paid beginning in the 13th month following each purchase. There is no hold for the Class C Service Fee for the Phoenix-Goodwin Multi-Sector Short Term Bond Fund.

FINDER'S FEE (PHOENIX-GOODWIN MULTI-SECTOR SHORT TERM BOND FUND ONLY): 0.25% - 0.50% In connection with Class C share purchases of $250,000 or more, PEPCO, from its own profits and resources, intends to pay dealers an amount equal to 0.50% of shares purchased above $250,000 but under $3 million, plus 0.25% on the amount in excess of $3 million. If all or part of such purchases are subsequently redeemed or exchanged to another C share fund within one year of the investment date, the dealer will refund to PEPCO the full Finder's Fee paid.



* The Phoenix Market Neutral Fund, Phoenix-Hollister Appreciation Fund, Phoenix-Oakhurst Managed Assets, and the Phoenix-Oakhurst Strategy Fund currently operate under a separate sales load and dealer compensation schedule for Class B and C shares only. Please refer to the last page of this Annex A for details.


-------------------------------------------------------------------------------------------------------------------
CLASS B SHARES - PHOENIX MARKET NEUTRAL FUND, PHOENIX-HOLLISTER APPRECIATION FUND, PHOENIX-OAKHURST MANAGED ASSETS,
PHOENIX-OAKHURST STRATEGY FUND
-------------------------------------------------------------------------------------------------------------------

CLASS B SHARE CONTINGENT DEFERRED SALES CHARGE                      CLASS B SHARE DEALER CONCESSION

     YEARS SINCE   CDSC          YEARS SINCE      CDSC              4% of purchase amount

     PURCHASE                    PURCHASE

     First          5%           Fifth             2%

     Second         4%           Sixth             1%

     Third          3%           Seventh           0%

     Fourth         3%


-------------------------------------------------------------------------------------------------------------------
CLASS C SHARES - PHOENIX MARKET NEUTRAL FUND, PHOENIX-HOLLISTER APPRECIATION FUND, PHOENIX-OAKHURST MANAGED ASSETS,
PHOENIX-OAKHURST STRATEGY FUND
-------------------------------------------------------------------------------------------------------------------

CLASS C SHARE CONTINGENT DEFERRED SALES CHARGE          CLASS C SHARE DEALER CONCESSION

     1.25% for one year                                     % OF PURCHASE FUND

                                                            AMOUNT

                                                            1.00%         Market Neutral Fund, Appreciation Fund, Managed

                                                                          Assets Fund and Strategy Fund

-------------------------------------------------------------------------------------------------------------------
SERVICE FEE/TRAIL CLASS B, AND C - PHOENIX MARKET NEUTRAL FUND, PHOENIX-HOLLISTER APPRECIATION FUND, PHOENIX-OAKHURST
MANAGED ASSETS, PHOENIX-OAKHURST STRATEGY FUND
-------------------------------------------------------------------------------------------------------------------

A service fee may be paid to financial services firms, for providing shareholder services such as responding to shareholder inquiries; processing redemptions; changing dividend options, account designations, and addresses; transmitting proxy statements, annual reports, prospectuses and other correspondence from the Funds to shareholders; and providing such other information and assistance to shareholders as may be reasonably requested by such shareholders. NASD member firms may also be paid a portion of the asset-based sales charges on Class C Shares, so that these dealers receive such reallowances at the following aggregate annual rates: (i) 0.25% commencing one year after purchase for the Class B Shares and (ii) 0.95% commencing one year after purchase for the Class C Shares.

--------------------------------------------------------------------------------
CLASS T SHARES - PHOENIX-GOODWIN MULTI-SECTOR SHORT TERM BOND FUND ONLY
--------------------------------------------------------------------------------

DEALER CONCESSION:  1%

CDSC: 1% for one year from the date of each purchase.

SERVICE FEE: 0.25% For providing shareholder services such as responding to shareholder inquiries; processing redemptions; changing dividend options, account designations, and addresses; transmitting proxy statements, annual reports, prospectuses and other correspondence from the Funds to shareholders; and providing such other information and assistance to shareholders as may be reasonably requested by such shareholders, PEPCO intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class T shares sold by such dealers and remaining on the Funds' books during the period in which the fee is calculated. The Class T Service Fee is paid beginning in the 13th month following each purchase.

DISTRIBUTION FEE: 0.75% PEPCO intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.75% annually, based on the average daily net asset value of Class T shares sold by such dealers and remaining on the Funds' books during the period in which the fee is calculated. The Class T Distribution Fee is paid beginning in the 13th month following each purchase.

--------------------------------------------------------------------------------
CLASS X AND Y SHARES
--------------------------------------------------------------------------------

FINDER'S FEE (NOT APPLICABLE TO PHOENIX-SENECA FUNDS): 0.10% - 0.50% PEPCO may pay dealers, from its own profits and resources, a percentage of the net asset value of Class X and Class Y shares sold, equal to 0.50% on the first $5 million, 0.25% on the next $5 million, plus 0.10% on the amount in excess of $10 million. If all or part of such purchases are subsequently redeemed within one year of the investment date, the dealer will refund to PEPCO the full Finder's Fee paid.

CLASS Y SERVICE FEE: 0.25% For providing shareholder services, PEPCO intends to pay qualifying dealers a quarterly fee at the equivalent of 0.25% annually, based on the average daily net asset value of Class Y shares sold by such dealers and remaining on the Funds' books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more in a Fund to qualify for payment in that Fund. No Service Fee is paid on any Class X shares.

PXP 80A (8/03)

[LOGO] PHOENIX                                  ANNEX B TO DEALER AGREEMENT WITH
       INVESTMENT PARTNERS                   PHOENIX EQUITY PLANNING CORPORATION
--------------------------------------------------------------------------------

                            COMPLIANCE STANDARDS FOR
                          THE SALE OF THE PHOENIX FUNDS
                  UNDER THEIR ALTERNATIVE PURCHASE ARRANGEMENTS

As national distributor or principal underwriter of the Phoenix Funds, which offer their shares on both a front-end and deferred sales charge basis, Phoenix Equity Planning Corporation ("PEPCO") has established the following compliance standards which set forth the basis upon which shares of the Phoenix Funds may be sold. These standards are designed for those broker/dealers ("dealers") that distribute shares of the Phoenix Funds and for each dealer's financial advisors/registered representatives.

As shares of the Phoenix Funds are offered with two different sales arrangements for sales and distribution fees, it is important for an investor not only to choose a mutual fund that best suits his investment objectives, but also to choose the sales financing method which best suits his particular situation. To assist investors in these decisions and to ensure proper supervision of mutual fund purchase recommendations, we are instituting the following compliance standards to which dealers must adhere when selling shares of the Phoenix Funds:

1. Any purchase of a Phoenix Fund for less than $250,000 may be either of shares subject to a front-end load (Class A shares) or subject to deferred sales charge (Class B shares).

2. Any purchase of a Phoenix Fund by an unallocated qualified employer sponsored plan for less than $1,000,000 may be either of shares subject to a front-end load (Class A shares) or subject to deferred sales charge (Class B shares). Class B shares sold to allocated qualified employer sponsored plans will be limited to a maximum total value of $250,000 per participant.

3. Any purchase of a Phoenix Fund for $250,000 or more (except as noted above) or which qualifies under the terms of the prospectus for net asset value purchase of Class A shares should be for Class A shares.

GENERAL GUIDELINES

These are instances where one financing method may be more advantageous to an investor than the other. Class A shares are subject to a lower distribution fee and, accordingly, pay correspondingly higher dividends per share. However, because initial sales charges are deducted at the time of purchase, such investors would not have all of their funds invested initially and, therefore, would initially own fewer shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time might consider purchasing Class A Shares because the accumulated continuing distribution charges on Class B Shares may exceed the initial sales charge on Class A Shares during the life of the investment.

Again, however, such investors must weigh this consideration against the fact that, because of such initial sales charge, not all of their funds will be invested initially. However, other investors might determine that it would be more advantageous to purchase Class B Shares to have all of their funds invested initially, although remaining subject to higher continuing distribution charges and, for a five-year period, being subject to a contingent deferred sales charge (three years for Asset Reserve).

A National Association of Securities Dealers rule specifically prohibits "breakpoint sales" of front-end load shares. A "breakpoint sale" is a sale to the client of an amount of front-end load (Class A) shares just below the amount which would be subject to the next breakpoint on the fund's sales charge schedule. Because the deferred sales charge on Class B shares is reduced by 1% for each year the shares are held, a redemption of Class B shares just before an "anniversary date" is in some ways analogous to a breakpoint sale. A client might wish to redeem just before an anniversary date for tax or other reasons, and a client who chose to wait would continue to be at market risk. Nevertheless, investment executives should inform clients intending to redeem Class B shares near an anniversary date that, if the redemption were delayed, the deferred sales charge would be reduced.

RESPONSIBILITIES OF BRANCH OFFICE MANAGER (OR OTHER APPROPRIATE REVIEWING OFFICER).

A dealer's branch manager or other appropriate reviewing officer ("the Reviewing Officer") must ensure that the financial advisor/registered representative has advised the client of the available financing methods offered by the Phoenix Funds, and the impact of choosing one method over another. In certain instances, it may be appropriate for the Reviewing Officer to discuss the purchase directly with the client. The reviewing officer should review purchases for Class A or Class B shares given the relevant facts and circumstances, including but not limited to: (a) the specific purchase order dollar amount; (b) the length of time the investor expects to hold his shares; and (c) any other relevant circumstances, such as the availability of purchase under letters of intent or pursuant to rights of accumulation and distribution requirements. The foregoing guidelines, as well as the examples cited above, should assist the Reviewing Officer in reviewing and supervising purchase recommendations and orders.

EFFECTIVENESS

These compliance guidelines are effective immediately with respect to any order for shares of those Phoenix Funds which offer their shares pursuant to the alternative purchase arrangement.

Questions relating to these compliance guidelines should be directed by the dealer to its national mutual fund sales and market group or its legal department or compliance director. PEPCO will advice dealers in writing of any future changes in these guidelines.

PXP80B                                                                     10/98